                                                                   EXHIBIT 10.11

                                                                  EXECUTION COPY

                              CONSIGNMENT AGREEMENT




THIS AGREEMENT is made and entered into effective January 10, 1996 (the "EFFECTIVE DATE") by and between Adaptec, Inc. ("Company"), a California corporation with its principal place of business at 691 South Milpitas Blvd., Milpitas, California 95035 and AT&T Corp. ("AT&T"), a New York corporation, acting through its Microelectronics business unit having an office at Two Oak Way, Berkeley Heights, New Jersey 07922.

                                  -WITNESSETH-

WHEREAS, AT&T is engaged in the fabrication of various types of integrated circuit products for both internal consumption within AT&T and for sale to certain external customers; and

WHEREAS, AT&T's capacity to fabricate such integrated circuits in its existing clean room ("Madrid I Clean Room") is limited; and

WHEREAS, AT&T anticipates expanding wafer processing capacity at its Madrid facility by building a second clean room ("Madrid II Clean Room"); and ,,

WHEREAS, Company has been an external customer of AT&T by virtue of its purchase of integrated circuit products from AT&T; and

WHEREAS, Company desires an assured supply of processed silicon wafers and AT&T anticipates being able to provide such supply of processed silicon wafers to Company with the building of the Madrid II Clean Room; and

WHEREAS, Company requires an interim supply of processed silicon wafers before Madrid II Clean Room is complete; and

WHEREAS, Company is willing to secure such interim supply by assisting AT&T `in the expansion of Madrid I Clean Room by purchasing and consigning to AT&T certain integrated circuit fabrication equipment specified by AT&T; and

WHEREAS, AT&T is willing to provide such interim supply if Company consigns the EQUIPMENT (as defined below) and provided that Company participates through either an investment or consignment mechanism in the building of the Madrid II Clean Room;

NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                      TERM

1.01 This Agreement is for an initial term of five (5) years (the "INITIAL TERM") commencing upon the EFFECTIVE DATE, and may be renewed for successive two
(2) year periods upon written mutual agreement of the parties one (1) year prior to the expiration of the INITIAL TERM, or any extension thereof, unless earlier terminated as provided herein.

                                   ARTICLE II

                             SCOPE OF THE AGREEMENT

2.01 The purpose of this Agreement is to set forth terms and conditions under which the parties hereto can work together to secure for Company during the INITIAL TERM hereof and any extensions thereof an interim supply of processed silicon wafers.

2.02 Each of the parties agrees and acknowledges that neither this Agreement, nor any provision hereof, shall commit either party to undertake any work or make any commitments other than those necessary to effectuate the purposes set forth in this Agreement.

                                   ARTICLE III

                         RESPONSIBILITIES OF THE PARTIES

3.01 AT&T and Company agree that AT&T will engage in the manufacture of integrated circuit products using the fabrication process technology identified in Exhibit A attached hereto and made a part hereof. AT&T and Company have agreed on the quantity of PRODUCT(1) to be finished by AT&T to Company and the price to be paid therefor by Company for such PRODUCT. The quantity of PRODUCT and the manufacturing cycle time is set forth in Exhibit B attached hereto and made a part hereof The price shall be set forth in the Manufacturing Agreement to be entered into between AT&T and Company ("Manufacturing Agreement").

3.02 On or before the Effective Date of this Agreement, AT&T advised Company in writing of the type of equipment (the "EQUIPMENT") to be purchased, the specifications and estimated price for such EQUIPMENT and recommended manufacturers of such EQUIPMENT. AT&T further advised the Company that such EQUIPMENT should be the manufacturers to AT&T's Microelectronics facility in Madrid (the "FACILITY"). All of the foregoing information is set forth in Exhibit C attached hereto and made apart hereof. AT&T assures Company that the
0.5 (mu)m TLM, 0.5(mu)m linear and 0.35(mu)m TLM wafers (as outlined in Exhibit
A) can be manufactured on such EQUIPMENT. Subject to Section 9.12 (ii), Company shall place purchase

- ------------------------
(1) Any term in capital letters which is defined in the DEFINITIONS APPENDIX shall have the meaning specified therein.

orders for the EQUIPMENT specifying that such EQUIPMENT is to be delivered to the FACILITY pursuant to this Consignment Agreement and that all warranties, installation and maintenance services and any other support services offered by the manufacturers for the EQUIPMENT are to be fully exercisable by AT&T on behalf of Company. AT&T shall provide Company with all the necessary terms and information required to be included `in the purchase orders and any information it has on export related procedures. AT&T further agrees that it shall provide Company with the cost of installing such EQUIPMENT and that installation shall be at cost.

3.03 AT&T and Company agree that AT&T will cooperate with Company in all reasonable ways to minimize the costs to Company of providing such EQUIPMENT to the FACILITY, provided such assistance does not result in any increased costs to AT&T. Further, AT&T agrees that it will use good faith efforts to explore and negotiate for any incentives that may be offered by the government of Spain in connection with the expansion of capacity at the FACILITY. In the event such incentives are available, AT&T will, where feasible and practicable, involve Company in such negotiations and will share on a pro rata basis with Company the benefits of such incentives.

3.04 Upon delivery and receipt of the EQUIPMENT by AT&T at the FACILITY, AT&T shall promptly install or have installed the EQUIPMENT and shall have the right and obligation to commingle the EQUIPMENT with other equipment either owned by AT&T or held by AT&T under consignments from other parties. AT&T shall have the right and obligation to operate the EQUIPMENT as if AT&T were the owner thereof. AT&T shall have the right and duty to maintain and service the EQUIPMENT either directly or by one or more of AT&T's subcontractors or by the EQUIPMENT manufacturers and shall or self insure such EQUIPMENT for the benefit of Company.

3.05 Subject to Section 9.12(i), the amount of production capacity which shall be allocated to Company by AT&T pursuant to this Agreement is set forth in Exhibit B . Any increase or decrease (where permitted in Exhibit B) in output as a result of changes in productivity or process related to the manufacturing processes in Exhibit A, shall be shared on a pro rata basis with Company.

3.06 The period of consignment for the EQUIPMENT shall be for at least the INITIAL TERM of this Agreement. At least one (1) year prior to the expiration of the INITIAL TERM or any successive two (2) year term, Company and AT&T shall determine whether to extend or further extend, as the case may be, the then existing term of this Agreement. In the event the parties determine that no extension or further extensions, as the case may be, are desirable, then Company shall extend to AT&T the right of first refusal to purchase the EQUIPMENT at its fair market value at the termination date or if Company leased the EQUIPMENT the right to become successor in interest to Company's lease. If AT&T does not opt to purchase or lease the EQUIPMENT, AT&T shall cease using such EQUIPMENT and shall no longer have the rights or obligations with respect to such EQUIPMENT as provided in this Agreement. AT&T agrees to hold such EQUIPMENT for Company for a reasonable time until Company makes the necessary arrangements, at Company's expense, for deinstallation and removal.

3.07 AT&T will periodically review its technology development plans and make available to Company such information as is necessary for Company to design devices in the new technology(ies) and thereby facilitate Company's ability to undertake introduction and manufacture of integrated circuit devices utilizing the new technology(ies) when such technology(ies) become(s) qualified for production by AT&T in the FACILITY. AT&T agrees to provide to Company on a timely basis such information as is necessary to allow Company to utilize such new technology(ies) once it (they) become(s) qualified for production by AT&T in the FACILITY. In the event the EQUIPMENT is capable of supporting fabrication of integrated circuit devices in the new technology(ies), AT&T and Company will agree on an appropriate and equitable allocation of such increased fabrication capacity to Company. Such agreement shall be reflected in appropriate amendments to Exhibits A and B.

3.08 To the extent that new technologies are introduced into the integrated circuit fabrication process and such technologies render continued use of the EQUIPMENT wholly or partially impracticable, so long as Company is not in default under this Agreement and unless otherwise requested by Company, AT&T shall continue to provide to Company the technology and allocated capacity as set forth in Exhibits A and B. Company shall also have the opportunity to acquire a portion of AT&T's new fabrication capacity by acquiring new equipment needed to implement the new technology and consigning such equipment to AT&T under the terms and conditions of this Agreement. If Company elects to use the new technology pursuant to the previous sentence then AT&T shall no longer provide to Company the technology and allocation capacity as set forth `in Exhibits A and B. Instead AT&T and Company agree to amend Exhibits A and B to reflect an appropriate and equitable allocation to Company of Products based on such changes in technology and investment, provided that, in no event shall Company receive less wafer starts than the equivalent 0.5(mu)m TLM wafer starts per week as set forth in Exhibit B.

3.09 In the event Company does not take its full allocation of production as set forth in Exhibit B for any production period, AT&T shall have the night to use such EQUIPMENT to manufacture its own products. Company will endeavor to inform AT&T on a timely basis if it does not intend to take its full allocation.

3.10 AT&T agrees that Company will be treated as well as any and all of its other customers.


                                   ARTICLE IV

                           RELATIONSHIP OF THE PARTIES

4.01 AT&T and Company are and shall remain independent contractors and the employees of one shall not be considered to be employees of the other. This Agreement is not intended by the parties to constitute or create a joint venture, partnership, or other form of business organization or combination of any kind, and the rights and obligations of the parties shall be only those expressly set forth herein. Neither party shall have the authority to bind the other, except to the extent agreed upon herein, or as may be agreed by the parties in writing in the future.

4.02 Each party shall be responsible for its own expenses incurred by it and its employees hereunder, including, but not limited to, travel, lodging, entertainment employees' salaries, wages or other compensation, together with each party's respective federal, state, municipal or other taxes. Neither party shall incur or assume any expense on behalf of the other party without prior written consent from the party to be charged.

4.03 When representatives of the parties hereto visit each other's place of business in connection with this Agreement, the visiting party shall comply with the hosting party's rules and regulations with regard to safety and security. The hosting party shall inform such personnel of such rules and regulations. The visiting party shall have full control over such personnel and shall be entirely responsible for their complying with the hosting party's rules and regulations. Unless otherwise agreed, the visiting party agrees to indemnify and save the hosting party harmless from any claims or demands, including the costs, expenses and reasonable attorneys' fees incurred on account thereof, that may be made by
(i) anyone for injuries to persons or damage to property to the extent they result from the willful misconduct or negligence of the visiting party's personnel; or (ii) the visiting party's personnel under Worker's Compensation or similar laws. The visiting party agrees to defend the hosting party, at the hosting party's request, against any such claim or demand.

4.04 AT&T and Company shall, at all times, retain the administrative supervision of their respective personnel and each party agrees that it will not intentionally utilize this Agreement as a means for recruiting employees of the other party.


                                    ARTICLE V

                          NON-DISCLOSURE OF INFORMATION

5.01 In pursuance of the areas in which the sharing of information may be mutually advantageous to the parties hereto, each of the parties hereto may wish to disclose to the other certain specifications, designs, plans, drawings, software, market research or operating data, prototypes, or other business, financial and/or technical information related to products, services or systems which are proprietary to the disclosing party or its AFFILIATES ("INFORMATION").

5.02 Each of the parties, for itself and each of its AFFILIATES, hereby agrees that all INFORMATION, which may be provided under this Agreement shall be in written or other tangible form marked either as "AT&T - PROPRIETARY" or "Company PROPRIETARY", as appropriate, and shall be maintained confidential (as set forth below) by both parties during the term of this Agreement and, unless otherwise agreed to, for five (5) years following the termination of this Agreement ("CONFIDENTIALITY PERIOD"). Each of the parties shall have exclusive ownership, title, and right of possession and right of disclosure with respect to its own

INFORMATION. During the CONFIDENTIALITY PERIOD, unless otherwise agreed to in writing, AT&T and Company each agree to hold all such INFORMATION received from the other in confidence, use such INFORMATION only for those purposes jointly agreed upon either in this Agreement or a subsequent agreement reproduce such INFORMATION only to the extent necessary for such purposes, restrict disclosure of such INFORMATION to those of its employees with a need to know (and advise such employees of the obligations assumed herein), and not disclose such INFORMATION to any third party without the prior written approval of the other party.

5.03 Neither party shall be liable for the inadvertent or accidental disclosure of INFORMATION received from the other party under this Agreement, provided such disclosure occurs despite the exercise of a reasonable degree of care which is at least as great as the care such party normally takes to preserve its own proprietary information of a similar nature; and provided further, however, that the party permitting such unauthorized disclosure shall use its best efforts to stop the unauthorized disclosure and to mitigate any damage caused thereby.

5.04 The restrictions on the use or disclosure of INFORMATION shall not apply to any INFORMATION:

       (i) which is independently developed by the receiving party or any of its affiliated companies or lawfully received free of restriction from another source having the right to so furnish such INFORMATION; or

       (ii) after it has become generally available to the public without breach of this Agreement by the receiving party or any of its affiliated companies; or

       (iii) which at the time of disclosure to the receiving party was known to such party or any of its AFFILIATES free of restriction, as evidenced by documentation in such party's possession; or

       (iv) which the disclosing party agrees in writing is free of such restrictions.

5.05 INFORMATION shall be subject to the restrictions of this Article V, if it is in writing or other tangible form, and only if clearly marked as proprietary, as provided above, when disclosed to the receiving party or, if not in tangible form, only if summarized in a writing so marked and delivered to the receiving party within thirty (30) days of such disclosure, in which case, the information contained in such summary (not information contained solely in the non-tangible disclosure) shall be subject to the restrictions herein.

5.06 Any other information, other than INFORMATION identified as provided above, shall not be subject to the confidentiality provisions of this Agreement.

5.07 No license to a party, under any trademark, patent, copyright, mask work protection right or any other intellectual property right, is either granted or implied by the conveying of INFORMATION to such party. None of the INFORMATION which may be disclosed or exchanged by the parties shall constitute any representation, warranty, assurance, guarantee or inducement by either party to the other of any kind, and, in particular, with respect to the non-infringement of trademarks, patents, copyrights, mask work protection rights or any other intellectual property rights of third persons or of either party.

5.08 Neither this Agreement nor the disclosure or receipt of INFORMATION shall constitute or imply any promise or intention by either party to enter into any type of business arrangement.

5.09 All INFORMATION shall remain the property of the transmitting party and shall be returned upon written request or upon the receiving party's determination that it no longer has a need for such INFORMATION.

5.10 During the term of this Agreement, either party may find it necessary to disclose INFORMATION to its consultants, suppliers or agents ("ASSOCIATES"). The party making the disclosure shall enter into a Non-Disclosure Agreement with the ASSOCIATE. The Non-Disclosure Agreement shall be of the same scope as the terms and conditions set forth in this Article V and a copy of which shall be provided to such other party.

                                   ARTICLE VI

                       DISCLAIMER, LIMITATION OF LIABILITY

6.01 Each party represents to the other that INFORMATION furnished in connection with this Agreement shall be true and accurate to the best of its knowledge and belief, but neither party shall be held to any liability for unintentional errors or omissions therein.

6.02 Except as expressly set forth herein, neither party nor its AFFILIATES and SUBSIDIARIES makes any representations or warranties, expressly or implied. By way of example but not of limitation, AT&T, its AFFILIATES and its SUBSIDIARIES make no representations or warranties to any AT&T INFORMATION or the use thereof or that such AT&T INFORMATION will not infringe any patent or other intellectual property right, and as to any products fabricated by AT&T with the EQUIPMENT or any other equipment at the FACILITY. Correspondingly, Company, its AFFILIATES and its SUBSIDIARIES make no representations or warranties as to any Company INFORMATION or the use thereof or that such Company INFORMATION will not infringe any patent or other intellectual property right or as to the EQUIPMENT consigned hereunder.

6.03 NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL LOSS OR DAMAGE, INCLUDING LOST PROFITS OR LOST REVENUE ARISING OUT OF THIS AGREEMENT, WHETHER ARISING OUT OF BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT TORT LIABILITY OR OTHERWISE.

                                   ARTICLE VII

                                 EXPORT CONTROL

7.01 Either party acknowledges that any products, software, and technical information (including, but not limited to, services and training) provided pursuant to this Agreement are subject to U.S. export laws and regulations and any use or transfer of such products, software, and technical information must be authorized under those regulations. Each of AT&T and Company agrees that it will not use, distribute, transfer, or transmit the products, software, or technical information (even if incorporated into other products) except in compliance with U.S. export regulations. Each party agrees to sign written assurances and other export related documents as may be required by the other party to comply with U.S. export regulations.

The obligations under this Article VII shall survive and continue after any termination of this Agreement.

                                  ARTICLE VIII

                                   TERMINATION

8.01 If Company fails to fulfill one or more of its material obligations under this Agreement, AT&T may, upon its election and in addition to any other remedies that it may have, at any time terminate this Agreement by not less than sixty (60) days written notice to Company specifying any such breach, unless within the period of such notice all breaches specified therein shall have been remedied.

8.02 If AT&T fails to fulfill one or more of its material obligations under this Agreement, Company may, upon its election and in addition to any other remedies that it may have, at any time terminate this Agreement by not less than sixty (60) days written notice to AT&T specifying any such breach unless within the period of such notice all breaches specified therein shall have been remedied.

8.03 Neither party may terminate this Agreement without cause during the INITIAL TERM.

8.04 Either party may terminate this Agreement effective immediately by written notice if or when it is discovered that the other party has: (i) intentionally or in a willful, wanton or reckless manner, made any material, false representation, report or claim relative hereto; (ii) violated another's copyright or trademark and such violation was material; (iii) become insolvent, invoked as a debtor any laws relating to the relief of debtors' or creditors' rights, or has had such laws invoked against it; (iv) become involved in any liquidation or termination of business; (v) been adjudicated bankrupt; or (vi) been involved in an assignment for the benefit of its creditors.

8.05 Any termination under this Agreement shall not affect the rights, duties, or obligations of the parties under any other agreement existing between the parties at the time of such termination.

8.06 Notwithstanding such termination rights, each party reserves all of its legal rights and equitable remedies, including without limitation those under the Uniform Commercial Code as adopted by the State of New York.

8.07 Upon expiration or termination of this Agreement, each party shall upon the request of the other party immediately return all proprietary INFORMATION originated and owned by the other party.

                                   ARTICLE LX

                                  MISCELLANEOUS

9.01   PUBLIC DISCLOSURE

(a) The parties agree that any disclosure of the existence and the terms and conditions of this Agreement and the relationship between the parties shall be made only with the prior agreement of both parties.

(b) Each party shall submit to the other all proposed copy of advertising and publicity material relating to the disclosure of this Agreement.

9.02   TRADEMARKS, TRADENAMES, ETC.

No right is granted herein to either party to use any identification (such as, but not limited to, trade names, trademarks, trade devices, service marks or symbols, and abbreviations, contractions or simulations thereof) owned by or used to identify the other party or any of its SUBSIDIARIES or AFFILIATES or any of its or their products, services or organizations, and that, with respect to the subject matter of this Agreement; each party agrees that it will not, without the prior written permission of the other party, (i) use any such identification in advertising, publicity, packaging, labeling or in any other manner to identify itself or any of its products, services or organizations or
(ii) represent directly or indirectly that any product, service or organization of it is a product service or organization of the other party or any of its SUBSIDIARIES or AFFILIATES, or that any product or service of it is made in accordance with or utilizes any information of the other party or any of its SUBSIDIARIES or AFFILIATES.

9.03   ASSIGNMENT

By the provision of notice thereof in accordance with this Agreement, AT&T shall have the right to assign this Agreement and to assign its rights and delegate its duties under this Agreement, either in whole or in part (an "Assignment"), to any entity in connection with any transaction effecting the restructuring of AT&T and its affiliates announced on September 20, 1995. Such entity shall agree in writing to accept the Assignment and to be bound by the terms and conditions of this Agreement. The notice of Assignment shall state the effective date thereof. Following the effective date and to the extent of the Assignment, AT&T shall be released and discharged from all further duties under this Agreement. Except that AT&T may assign all or any part of its rights and obligations to any successor in interest of its entire business or any of its SUBSIDIARIES.

Except that AT&T may assign all or any part of its rights and obligations to any successor in interest of its entire business or any of its SUBSIDIARIES no assignment or other transfer of this Agreement or licenses or rights existing or arising under this Agreement, in whole or in part, or of any `interest therein is permitted.

9.04   NOTICE

Any notice, demand, order, acknowledgment or other communication which under the terms of this Agreement or otherwise must or may be given or made by either party will be given in writing by personal delivery, by telecopy (facsimile) or by pre-paid mail addressed to the respective parties as follows:

If sent to AT&T:

                             AT&T Corp.
                             Allentown Works
                             555 Union Boulevard
                             Allentown, PA 18103

                             Attention: Glen Sclunehl
                             Telephone Number: 610-712-7121
                             Fax Number: 610-712-6223

                             cc:  AT&T Microelectronics Legal Group
                                  AT&T Microelectronics
                             Two Oak Way
                             Berkeley Heights, NJ 07922
                             Fax Number: 908-771-4582
                             Attn: Maureen Denton

If sent to Company:

                             Adaptec, Inc.
                             691 South Milpitas Blvd.
                             Milpitas, CA 95035

                             Attention:    Dolores Marciel
                                           Vice President, Corporate Procurement

                             Telephone Number: 408-957-6763
                             Fax Number: 408-945-0711

Notice shall be deemed given upon such delivery or when so mailed or telecopied, respectively.

9.05   CHOICE OF LAW

The validity, construction and performance hereof shall be governed by the substantive law, but not the conflicts of law, of the State of New York.

9.06   HEADINGS

All Section and Article headings, including those in the Appendices are for convenience purposes only and shall in no way affect, or be used, in the interpretation of this Agreement.

9.07   INTEGRATION

This Agreement, the Manufacturing Agreement and the agreement covering the terms of the testing processes and procedures incorporated in the Manufacturing Agreement by reference, set forth the entire agreement and understanding between the parties as they relate to the Madrid I Clean Room and to the subject matter hereof and merges all prior discussions between them. This Agreement may not be modified or amended except by a writing signed by authorized representatives of both parties.

9.08   WAIVER

No failure, delay, relaxation or indulgence on the part of either party in exercising any power or right conferred upon such party under the terms of this Agreement will operate as a waiver of such power or right nor will any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right under this Agreement.

9.09   RELEASES VOID

Neither party shall require waivers or releases of any personal rights from representatives of the other in connection with visits to its premises and both parties agree that no such releases or waivers shall be pleaded by them or third persons in any action or proceeding.

9.10   POWER TO SIGN

Company and AT&T covenant warrant and represent that their respective representatives signing this Agreement have full power and proper authority to sign this Agreement and so bind the parties.

9.11   SURVIVAL OF OBLIGATIONS

The respective obligations of the parties under this Agreement, which by their nature would continue beyond the termination, cancellation or expiration of this Agreement, shall survive termination, cancellation or expiration of this Agreement.

9.12   CONTINGENCIES

AT&T and Company agree that this Agreement is contingent on the following:

(i) Company participating either through an investment or consignment of a minimum of S 150,000,000 in the building of the Madrid 11 Clean Room. In the event Company elects not to participate, Company shall forfeit its night to allocation capacity from Madrid I as described herein as follows: AT&T shall decrease output from the EQUIPMENT over a twelve months period. The decrease shall be from the production level that was being provided to Company to zero. AT&T shall, at Its option, retain the EQUIPMENT for its use for the INITIAL TERM of this Agreement. In the event AT&T retains the EQUIPMENT, AT&T shall compensate the Company pursuant to Exhibit D. If AT&T does not retain the EQUIPMENT, AT&T shall cease using such EQUIPMENT and shall no longer have the rights or obligations with respect to such EQUIPMENT as stated in Section 3.04 above. AT&T agrees to hold such EQUIPMENT for Company for a reasonable time until Company makes the necessary arrangements, at Company's expense, for deinstallation and removal of the EQUIPMENT.

(ii) Company and AT&T executing the Manufacturing Agreement in a timely manner, but in no event later than February 29, 1996 or such other time as mutually agreed to by Company and AT&T. In the event that such Manufacturing Agreement is not timely executed, this Agreement shall be deemed terminated as of the latest date set for execution of the Manufacturing Agreement or as mutually agreed to, and all obligations to purchase or lease the EQUIPMENT, consign the EQUIPMENT, allocate capacity and all other obligations of both parties under this Agreement shall be void and without effect, with the exception of obligations under Article V or other obligations, which by their nature or as stated herein, survive termination.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


ADAPTEC, INC.                               AT&T CORP.


By:__________________________               By:_____________________________


Name:_______________________                Name:___________________________


Title:________________________              Title:____________________________


Date:________________________               Date:____________________________

                              CONSIGNMENT AGREEMENT

                              DEFINITIONS APPENDIX

         AFFILIATE means a corporation or other legal entity which is the parent company of a party or one or more other parent companies of such parent company or any SUBSIDIARY, except for such party, of any parent companies.

         ASSOCIATE means a consultant, agent, supplier, or the like, of a party.

         CONFIDENTIALITY PERIOD means five (5) years following the termination of this Consignment Agreement, unless otherwise specified in another agreement or other writing between the parties.

         INFORMATION means that information defined in Section 5.01 of this Consignment Agreement

         PRODUCT means various types of Company integrated circuits, including improvements and modifications to those circuits, to be fabricated by AT&T in the form of wafers.

         SUBSIDIARY of a company means a corporation or other legal entity (i) the majority of whose shares or other securities entitled to vote for election of directors (or other managing authority) is now or hereafter controlled by such company either directly or indirectly; or (ii) which does not have outstanding shares or securities but the majority of whose ownership interest representing the right to manage such corporation or other legal entity is now or hereafter owned and controlled by such company, either directly or indirectly; but any such corporation or other legal entity shall be deemed to be a SUBSIDIARY of such company only as long as such control or ownership and control exists.

                                    EXHIBIT A

                               TECHNOLOGY ROADMAP

- ---------------------------------------------------------------------------------------------------------------------
     TECHNOLOGY              VDD              MASKS/RETICLES       DRAW N GATE        METAL          GATE        QUAL
                           (VOLTS)                                   ((MU)M)          LEVELS        OXIDE        DATE
- ---------------------------------------------------------------------------------------------------------------------
       0.5HD5                5.0                  17/14               0.6               3            125         6/93
- ---------------------------------------------------------------------------------------------------------------------
       0.5HD3                3.3                  17/14               0.5               3             90         9/93
- ---------------------------------------------------------------------------------------------------------------------
      0.35(mu)               3.3                   17/14              0.36              3             65         3/97
- ---------------------------------------------------------------------------------------------------------------------
      0.35(mu)               5.0                   17/14               0.5              3            115         6/97
- ---------------------------------------------------------------------------------------------------------------------
      0.35(mu)               2.5                   17/14              0.36              3             50         9/97
- ---------------------------------------------------------------------------------------------------------------------
       Linear                5.0                    +4                                                           9/97
- ---------------------------------------------------------------------------------------------------------------------
       0.3(mu)      Undefined (Linear Shrink of 0.35(mu))
- ---------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

       ADAPTEC ALLOCATION OF 6" WEEKLY WAFER OUTS, AND MANUFACTURING CYCLE
                                      TIME


B-1      Weekly WAFER OUTS
         0-5(mu) TLM -388 wafers per week(19,400 wafers per year minimum) 0.5(mu)m TLM Linear - 31 0 wafers per week
         0.35m TLM - 353 wafers per week(estimated)

B-2 Weekly WAFER OUT mix is determined by the 0.5(mu)m TLM equivalent as follows:

                  0.5(mu)m TLM Wafer Equivalent
         0.5(mu)m TLM                       1.0
         0.5(mu)m TLM Linear                25
         0.35(mu)m TLM                      1 0 (estimated)

B.3      EXAMPLE:

         Adaptec is entitled to any combination of the above technologies which add up to the equivalent of 388 0.5(mu)m TLM wafers out per week

         Adaptec requests 200 0.5(mu)m TLM wafers out in Week 1, that leaves them with 188 0.5(mu)m TLM equivalent wafers to distribute between the other technologies. If they want them to be all 0.5(mu)m TLM Linear, then they would additionally order 188/1.25 or 150 0.5(mu)m TLM Linear wafers out in Week 1; resulting in a total wafers out volume of 350 (200 0.5(mu)m TLM and 150 0.5(mu)m TLM Linear) wafers ordered for delivery.

         In Week 2 Adaptec requests another 200 0.5(mu)m TLM wafers out, again with 188 equivalents to distribute in other technologies. They now want the remainder to be half Linear and half 0.35(mu)m TLM. The resulting order would be for 94/1.25 or 75 0.5(mu)m TLM Linear wafers out in Week 2 and 94/1.1 0 or 85 0.35(mu)m TLM wafers out in Week 2. Total is 360 (200 0.5(mu)m TLM and 75 0.5(mu)m TLM Linear and 85 0.35(mu)m TLM) wafers ordered for delivery.

B.4      Unprobed Wafer Manufacturing Cycle Time (Calendar Days)
         0.5(mu)m TLM - 56 days
         0.5(mu)m TLM linear - 69 days
         0.35(mu)m TLM - 62 days (estimated)

                                    EXHIBIT C

                          ADAPTEC CONSIGNMENT AGREEMENT
                                 EQUIPMENT LIST


      # ITEMS             DESCRIPTION                          PRICE

         1                LAM TCP Etcher                       2,200
         2                AE-2001 (Na Rework)                    720
         2                Aura-100 (PR Rework)                   600
         1                AMI-500 (or etch)                    2,400
         1                Nikon-1-line body 11                 3,100
         2                Track Developers (TEC)               1,300
         1                M2 Cluster Tool                      3,200
         1                AMI-5000 PETEOS Dep                  1,800
         1                Scrubber                               600
         1                RTP (AST)                              650
         1                Furnance Bank (BTI)                    850
         1                FSI                                    730
         1                QSE Alignment tool                     680
         1                KLA-2132                             1,400
         1                PR-Microscope                          260
         1                Optiprobe (Thermawave)                 400
         1                OC Optics                              500
         1                Chem________                           200

                                    EXHIBIT D

CONSIGNED EQUIPMENT USAGE FEE

         $339 PER 0.5(MU) TLM WAFER EQUIVALENT